Exhibit 99.1

461 SO. MILPITAS BLVD.

MILPITAS CA

95035 USA

NEWS

For Immediate Release

GLOBALSTAR ANNOUNCES EXECUTION OF COFACE-BACKED
FINANCING

At funding, credit facility will complete an approximately $738 million financing for Globalstar 2.0 second-generation satellite constellation and
IP-based ground segment

MILPITAS, CA. — (June 5, 2009) — Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, government and individuals, today announced that it has signed an agreement with a syndicate of banks for a $586 million credit facility to be supported by credit insurance from Coface, the export credit agency acting on behalf of the French government.  The bank syndicate includes BNP Paribas, Natixis, Société Générale, Calyon, and Crédit Industriel et Commercial (CIC), each of which will act as Mandated Lead Arranger, and BNP Paribas acting as Coface Agent. Coface will provide long-term credit insurance to facilitate the credit facility.  The credit facility will bear interest at a floating LIBOR (London Inter-Bank Offer Rate), capped at 4 percent through 2012, and will be due semi-annually.  Calculated today, this interest rate would be 3.27 percent.  Scheduled semi-annual principal repayments will begin the earlier of eight months after the launch of the second generation constellation or December 15, 2011. Brown Brothers Harriman acted as financial advisor to Globalstar in connection with the transaction.

Completion of the credit facility and receipt of funding by Globalstar is subject to a number of conditions precedent, which the Company expects will be satisfied shortly.  These conditions include the conversion into equity of approximately $180 million of outstanding senior secured loans made to Globalstar by its principal stockholder, Thermo Funding Company LLC.  These conditions also include the receipt by the Company of at least $45 million of proceeds from the sale of equity or subordinated debt securities, the deposit by Thermo Funding of $60 million into a contingent equity account available to the Company to repay loans under the credit facility, and funding a $46.8 million debt service reserve account. Thermo Funding intends to convert the outstanding senior secured loans into equity, to deposit $60 million into the contingent equity account and to purchase up to $45 million of the securities described above.

Thermo Funding and other second-generation suppliers have agreed in principle to fund the approximately $46.8 million debt service reserve account. The terms of these arrangements have not been finalized.

The Company expects that this $738 million financing will fully fund the manufacture, delivery and launch of the Company’s Globalstar 2.0 second-generation network and ground facilities, plus certain long-lead items connected with the accelerated delivery of additional second-generation spare satellites and will provide the Company with working capital.  Globalstar expects to be the first global mobile satellite voice and data company to deliver and deploy its second-generation satellites and the first to offer an IP (Internet Protocol)-based network. The financing will also facilitate the introduction of Globalstar’s next-generation satellite interface chipsets being designed by Hughes Network Systems.  These network upgrades will support the Company’s new mobile satellite services which will feature industry leading voice quality as well as increased data speeds to both handheld and fixed subscriber equipment.

“The completion of this financing will solidify Globalstar’s long-term leadership position in the mobile satellite services industry by providing the space, ground and terminal resources needed to deliver an industry leading, high quality mobile satellite service well into the future,” said Jay Monroe, Chairman and CEO of Globalstar, Inc.  Mr. Monroe added, “In a few months we expect to be in the enviable position of taking possession of the first of our Globalstar 2.0 next-generation satellites.  With our next-generation space and ground segment, we plan to be first to market with a host of new advanced mobile satellite services years ahead of the competition.  I would like to thank all of those involved who worked tirelessly on these agreements and also acknowledge the dedication and diligent efforts of those at Coface, BNP Paribas, Natixis, Société Générale, Calyon, CIC, Thales, Arianespace and Hughes who share our vision of the Company’s future.”

The completion of the financing is critical for the design and deployment of the Globalstar 2.0 next-generation network which is expected to provide high quality voice and data services beyond 2025.  Globalstar 2.0 includes the second-generation satellite constellation, being designed and manufactured by Thales Alenia Space, and the company’s new ground segment being developed by Hughes and Ericsson Federal.  Globalstar 2.0 will support increased data speeds of up to 256 kbps, in a flexible all IP (Internet Protocol) configuration.  Products and services supported are expected to include push to talk and multicasting, advanced messaging capabilities such as multimedia messaging or MMS, mobile video applications, geo-location services, multi-band and multi-mode handsets and data devices with GPS integration.

Conference Call Note

Globalstar plans to hold an investor conference call upon the closing of the credit facility described above. Globalstar will release dial-in information and details once the call is scheduled.

About Globalstar, Inc.

With over 350,000 subscribers, Globalstar is a leading provider of mobile satellite voice and data services.  Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company’s products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and integrated solutions such as the SPOT Satellite GPS Messenger plus flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar’s web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(408) 933-4006

Dean.hirasawa@globalstar.com

Skyya Communications

Susan Donahue

(646) 454-9378

Susan.donahue@skyya.com

Forward-Looking Statements

This press release contains certain statements such as, “The network upgrades will support the Company’s new mobile satellite services which will feature industry leading voice quality as well as increased data speeds to both handheld and fixed subscriber equipment,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including our ability to complete the remaining documentation and satisfy the closing conditions of the credit facility, including obtaining the required additional equity financing; demand for our products and services, including commercial acceptance of our new Simplex products and our SPOT Satellite GPS Messenger product; our ability to retain and migrate our two-way communications services subscribers to our second-generation constellation when it is deployed; problems relating to the construction, launch or in-orbit performance of our existing and future satellites; the effects of the degrading ability of our first-generation satellite constellation to support two-way communication; problems relating to the ground-based facilities operated by us or by independent gateway operators; our ability to attract sufficient additional funding to meet our future capital requirements; competition and its competitiveness vis-a-vis other providers of satellite and ground-based communications products and services; the pace and effects of industry consolidation; the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions; changes in technology; our ability to continue to attract and retain qualified personnel; worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis; and legal, regulatory, and tax developments, including changes in domestic and international government regulation.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.